Exhibit 99.1

Camping World Holdings, Inc. Reports Third Quarter Results

LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--November 9, 2017--Camping World Holdings, Inc. (NYSE: CWH) (“Camping World,” “Company,” “we,” “us” or “our”) today reported results for the third quarter ended September 30, 2017.

Third Quarter 2017 Summary

  Total revenue increased 25.0% to $1.24 billion;
  Gross profit increased 27.3% to $356.7 million and gross margin increased 51 basis points to 28.8%;
  Income from operations increased 27.8% to $112.1 million and operating margin increased 20 basis points to 9.0%;
  Net income increased 24.6% to $85.3 million, net income margin decreased 2 basis points to 6.9% and adjusted pro forma net income(1) increased 53.4% to $68.6 million
  Diluted earnings per share(2) was $0.68 and adjusted pro forma earnings per fully exchanged and diluted share (1) increased 44.7% to $0.77; and
  Adjusted EBITDA(1) increased 35.2% to $122.1 million and adjusted EBITDA margin(1) increased 74 basis points to 9.9%.

_______________________________________

(1)	Adjusted pro forma net income, adjusted pro forma earnings per fully exchanged and diluted share, adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.
(2)	Diluted earnings per Class A common stock is applicable only for periods after the Company’s initial public offering. For a discussion of earnings per share see the “Earnings Per Share” section later in this press release.

Marcus Lemonis, Chairman and Chief Executive Officer, stated, “We are very pleased with our third quarter results and the continued strength in the underlying trends across our business. For the quarter, total revenue grew 25.0%, adjusted pro forma net income increased 53.4% and adjusted EBITDA grew 35.2%, once again demonstrating the power and leverage of our unique business and operating model. Looking ahead, we believe we are well positioned to continue gaining share in the RV market and broadening our reach across the outdoor lifestyle consumer market.”

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in CWH as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, CWH has a minority economic interest in CWGS, LLC. As of September 30, 2017, CWH owned 34.1% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. As the Reorganization Transactions are considered transactions among entities under common control, the financial statements for the periods prior to the IPO and related Reorganization Transactions have been adjusted to combine the previously separate entities for presentation purposes. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the 2017 third quarter to our financial results from the 2016 third quarter.

Third Quarter 2017 Results Compared to Third Quarter 2016 Results

Units and Average Selling Prices

New vehicle units sold increased 33.3% to 19,107 units and the average selling price of a new vehicle decreased 1.6% to $37,430. The increase in new vehicle units sold was primarily driven by strong consumer demand for new vehicles. The decrease in the average selling price of a new vehicle was driven by a higher mix of lower-priced towable units.

Used vehicle units sold increased 7.2% to 8,557 units and the average selling price of a used vehicle decreased 3.3% to $22,009. The increase in used vehicle units sold was primarily driven by sales at new stores.

Revenue

Total revenue increased 25.0% to $1.24 billion from $991.1 million in last year’s third quarter. Consumer Services and Plans revenue increased 1.6% to $46.2 million and Retail revenue increased 26.1% to $1.19 billion. In the Retail segment, new vehicle revenue increased 31.2% to $715.2 million primarily driven by the 33.3% increase in new vehicle unit sales, used vehicle revenue increased 3.7% to $188.3 million, parts, services and other revenue increased 24.3% to $187.8 million and finance and insurance revenue increased 50.0% to $101.6 million. Finance and insurance, net revenue as a percentage of total new and used vehicle revenue increased to 11.2% from 9.3% in last year’s third quarter.

Same store sales for the base of 115 retail locations that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year increased 9.4% to $982.2 million for the three months ended September 30, 2017. The increase in same store sales was primarily driven by a 14.5% increase in new vehicle same store sales, a 30.5% increase in finance and insurance same store sales, and a 1.4% increase in parts, services and other same store sales, partially offset by a 7.9% decrease in used vehicle same store sales.

The Company operated a total of 137 Camping World retail locations, two Overton’s locations, two TheHouse.com locations, and one W82 location as of September 30, 2017 compared to 120 Camping World retail locations and zero Overton’s, TheHouse.com, and W82 locations at September 30, 2016.

Gross Profit

Total gross profit increased 27.3% to $356.7 million, or 28.8% of total revenue, from $280.2 million, or 28.3% of total revenue, in last year’s third quarter. On a segment basis, Consumer Services and Plans gross profit increased 2.3% to $26.1 million, or 56.5% of segment revenue, from $25.5 million, or 56.1% of segment revenue, and Retail gross profit increased 29.8% to $330.6 million, or 27.7% of segment revenue, from $254.8 million, or 26.9% of segment revenue, in last year’s third quarter. A 41 basis point improvement in Consumer Services and Plans gross margin was primarily driven by an increase in roadside assistance file size and reduced program costs. A 77 basis point increase in Retail gross margin was primarily driven by an increase in the finance and insurance, net revenue as a percentage of total new and used vehicle revenue to 11.2% of vehicle sales from 9.3% of vehicle sales in last year’s third quarter, and the 33.3% increase in new units sold.

Operating Expenses

Operating expenses increased 27.0% to $244.6 million from $192.5 million in last year’s third quarter. Selling, general and administrative (“SG&A”) expenses increased 26.8% to $236.2 million from $186.3 million in last year’s third quarter. The increase in SG&A expenses was primarily driven by the additional expenses associated with the incremental eighteen dealerships and two Overton’s locations operated during the third quarter of 2017 versus the prior year period, $7.3 million of pre-opening and payroll costs associated with the Gander Mountain Acquisition, and $0.5 million of transaction expenses associated with the acquisition into new or complimentary markets. As a percentage of total gross profit, SG&A expenses declined 25 basis points to 66.2% compared to last year’s third quarter. Depreciation and amortization expense increased 34.8% to $8.4 million primarily due to the addition of acquired and greenfield locations, and acquired businesses.

Floor Plan Interest & Other Interest Expenses

Floor plan interest expense increased to $7.4 million from $4.3 million in last year’s third quarter. The increase was primarily attributable to higher inventory from new dealership locations and locations expecting higher unit sales, as well as a 68 basis point increase in the average floor plan borrowing rate. Other interest expense decreased $1.7 million to $11.0 million from $12.7 million in last year’s third quarter. The decrease was primarily attributable to a decrease in average debt outstanding, and an 86 basis point decrease in the average interest rate.

Net Income, Adjusted Pro Forma Net Income(1), Diluted Earnings Per Share, and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share(1)

Net income increased 24.6% to $85.3 million. Adjusted pro forma net income(1) increased 53.4% to $68.6 million from $44.8 million. Diluted earnings per share(2) was $0.68, and adjusted pro forma earnings per diluted fully exchanged and diluted share(1) increased 44.7% to $0.77 from $0.53 in last year’s third quarter.

Adjusted EBITDA and Adjusted EBITDA Margin(1)

Adjusted EBITDA(1) increased 35.2% to $122.1 million from $90.3 million and adjusted EBITDA margin(2) increased 74 basis points to 9.9% from 9.1% in the third quarter of fiscal 2016.

Select Balance Sheet and Cash Flow Items

The Company's working capital and cash and cash equivalents balance at September 30, 2017 were $343.7 million and $163.2 million, respectively, compared to $266.8 million and $114.2 million, respectively, at December 31, 2016. At the end of the third quarter 2017, the Company had $3.2 million of letters of credit outstanding under its $35 million revolving credit facility, $734.5 million of term loan principal outstanding under its senior secured credit facilities and $799.7 million of floor plan notes payable outstanding under its floor plan financing facility. Inventory at the end of the third quarter of fiscal 2017 increased 32.4% to $1,204.1 million compared to $909.3 million at December 31, 2016.

Conference Call Information

A conference call to discuss the fiscal 2017 third quarter financial results is scheduled for today, November 9, 2017, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing 800-441-0022 or 719-457-2605 and using conference ID # 6378900. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available at the investor relations website until November 16, 2017.

About Camping World

Camping World, headquartered in Lincolnshire, Illinois, is the leading outdoor and camping retailer, offering an extensive assortment of recreational vehicles for sale, RV and camping gear, RV maintenance and repair and the industry’s broadest and deepest range of services, protection plans, products and resources. Since the Company’s founding in 1966, Camping World has grown to become one of the most well-known destinations for everything RV, with 137 retail locations in 36 states and a comprehensive e-commerce platform.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our expectation to continue gaining market share in the RV business and broadening our reach across the outdoor lifestyle consumer market. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; the restrictive covenants in our existing senior secured credit facilities and our floorplan financial facility; our reliance on three fulfillment and distribution centers for our retail, e-commerce and catalog businesses; natural disasters, whether or not caused by climate change, unusual weather condition, epidemic outbreaks, terrorist acts and political events; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our inability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our business being subject to numerous federal, state and local regulations; regulations applicable to the sale of extended service contracts; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; climate change legislation or regulations restricting emission of “greenhouse gases;” a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; our inability to maintain or upgrade our information technology systems or our inability to convert to alternate systems in an efficient and timely manner; disruptions to our information technology systems or breaches of our network security; Marcus Lemonis, through his beneficial ownership of our shares directly or indirectly held by ML Acquisition Company, LLC and ML RV Group, LLC, has substantial control over us and may approve or disapprove substantially all transactions and other matters requiring approval by our stockholders, including, but not limited to, the election of directors; the exemptions from certain corporate governance requirements that we will qualify for, and intend to rely on, due to the fact that we are a “controlled company” within the meaning of the New York Stock Exchange, or NYSE, listing requirements; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 13, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Results of Operations for the Third Quarter of Fiscal 2017

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In Thousands Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Consumer services and plans	$46,169	$45,442	$144,518	$135,868
Retail
New vehicles	715,182	545,154	1,982,644	1,532,919
Used Vehicles	188,331	181,675	531,324	576,964
Parts, services and other	187,750	151,090	478,169	422,316
Finance and insurance, net	101,570	67,710	268,829	188,607
Subtotal	1,192,833	945,629	3,260,966	2,720,806

Total revenue	1,239,002	991,071	3,405,484	2,856,674

Costs applicable to revenue (exclusive of depreciation and
amortization shown separately below):
Consumer services and plans	20,085	19,953	61,792	59,071
Retail
New vehicles	614,624	471,140	1,703,622	1,317,147
Used Vehicles	138,796	138,637	393,436	454,659
Parts, services and other	108,830	81,105	265,376	223,781
Subtotal	862,250	690,882	2,362,434	1,995,587

Total costs applicable to revenue	882,335	710,835	2,424,226	2,054,658

Gross profit:
Consumer services and plans	26,084	25,489	82,726	76,797
Retail
New vehicles	100,558	74,014	279,022	215,772
Used Vehicles	49,535	43,038	137,888	122,305
Parts, services and other	78,920	69,985	212,793	198,535
Finance and insurance, net	101,570	67,710	268,829	188,607
Subtotal	330,583	254,747	898,532	725,219

Total gross profit	356,667	280,236	981,258	802,016

Operating expenses:
Selling, general, and administrative	236,174	186,255	640,108	536,966
Depreciation and amortization	8,382	6,219	22,819	18,144
Loss (gain) on sale of assets	(5)	21	(292)	(227)
Total operating expenses	244,551	192,495	662,635	554,883

Income from operations	112,116	87,741	318,623	247,133

Other income (expense):
Floor plan interest expense	(7,414)	(4,322)	(19,303)	(14,851)
Other interest expense, net	(11,012)	(12,715)	(30,973)	(38,040)
Other expense, net	(96)	–	(79)	(2)
	(18,522)	(17,037)	(50,355)	(52,893)

Income before income taxes	93,594	70,704	268,268	194,240
Income tax expense	(8,336)	(2,288)	(28,247)	(4,638)
Net income	85,258	68,416	240,021	189,602
Less: net income attributable to non-controlling interests	(65,131)	–	(193,036)	–
Net income attributable to Camping World Holdings, Inc.	$20,127	$68,416	$46,985	$189,602

Earnings per share of Class A common stock (1):
Basic	$0.68		$1.97
Diluted	$0.68		$1.92
Weighted average shares of Class A common stock outstanding (1):
Basic	29,522		23,854
Diluted	88,452		85,947
(1) Basic and diluted earnings per Class A common stock is applicable only for periods after the Company's IPO.

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
($ in Thousands Except Per Share Amounts)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$163,225	$114,196
Contracts in transit	79,499	29,012
Accounts receivable, net	73,700	58,488
Inventories, net	1,204,138	909,254
Prepaid expenses and other assets	27,685	21,755
Total current assets	1,548,247	1,132,705

Property and equipment, net	183,485	130,760
Deferred tax asset, net	262,433	125,878
Intangibles assets, net	37,972	3,386
Goodwill	328,402	153,105
Other assets	17,940	17,931
Total assets	$2,378,479	$1,563,765

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$158,026	$68,655
Accrued liabilities	125,349	78,044
Deferred revenues and gains	78,934	68,643
Current portion of capital lease obligation	908	1,224
Current portion of tax receivable agreement liability	7,378	991
Current portion of long-term debt	7,400	6,450
Notes payable – floor plan, net	799,682	625,185
Other current liabilities	26,822	16,745
Total current liabilities	1,204,499	865,937

Capital lease obligations, net of current portion	207	841
Right to use liability	10,231	10,343
Tax receivable agreement liability, net of current portion	102,485	18,190
Long-term debt, net of current portion	709,507	620,303
Deferred revenues and gains	56,782	52,210
Deferred tax liabilities	49	–
Other long-term liabilities	35,775	24,156
Total liabilities	2,119,535	1,591,980

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of June 30, 2017 and December 31, 2016	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 30,227,113 issued and 30,227,031 outstanding as of September 30, 2017 and 18,935,916 issued and outstanding as of December 31, 2016	302	189
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 57,031,184 outstanding as of September 30, 2017 and 62,002,729 outstanding as of December 31, 2016	6	6
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of September 30, 2017 and December 31, 2016	–	–
Additional paid-in capital	157,031	74,239
Retained earnings	35,655	544
Total stockholders' equity attributable to Camping World Holdings, Inc.	192,994	74,978
Non-controlling interests	65,950	(103,193)
Total stockholders' equity (deficit)	258,944	(28,215)

Total liabilities and stockholders' equity (deficit)	$2,378,479	$1,563,765

Earnings Per Share

On October 6, 2016, the limited liability company agreement of CWGS, LLC was amended and restated to, among other things, (i) provide for a new single class of common membership interests, the common units of CWGS, LLC, and (ii) exchange all of the then-existing membership interests in CWGS, LLC for common units of CWGS, LLC (collectively, the “Recapitalization”). This Recapitalization changed the relative membership rights of the owners of membership interests in CWGS, LLC such that retroactive application of the Recapitalization to periods prior to the IPO for the purposes of calculating earnings per share would not be appropriate.

Prior to the IPO, the CWGS, LLC membership structure included membership units, preferred units, and profits units. The Company analyzed the calculation of earnings per unit for periods prior to the IPO using the two-class method and determined that it resulted in a value that would not be meaningful to the users of the consolidated financial statements. Therefore, earnings per share information has not been presented for periods prior to the IPO on October 6, 2016.

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
(In thousands except per share amounts)	2017	2017
Numerator:
Net income	$85,258	$240,021
Less: net income attributable to non-controlling interests	(65,131)	(193,036)
Net income attributable to Camping World Holdings, Inc. — basic	20,127	46,985
Add: Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	39,917	118,110
Net income attributable to Camping World Holdings, Inc. — diluted	$60,044	$165,095
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	29,522	23,854
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	58,930	62,093
Weighted-average shares of Class A common stock outstanding — diluted	88,452	85,947

Earnings per share of Class A common stock — basic	$0.68	$1.97
Earnings per share of Class A common stock — diluted	$0.68	$1.92

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP measures. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense (excluding floor plan interest expense), provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss (gain) on sale of assets, monitoring fees, equity-based compensation, gain on remeasurement of our Tax Receivable Agreements, acquisition related transaction expenses and pre-opening costs, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measure, which are net income, net income and net income margin, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2017	2016	2017	2016

Net income	$85,258	$68,416	$240,021	$189,602
Other interest expense, net	11,012	12,715	30,973	38,040
Depreciation and amortization	8,382	6,219	22,819	18,144
Income tax expense	8,336	2,288	28,247	4,638
EBITDA	112,988	89,638	322,060	250,424

Adjustments:
Loss (gain) on sale of assets (a)	(5)	21	(292)	(225)
Monitoring fee (b)	–	625	–	1,875
Equity-based compensation (c)	1,204	–	2,792	60
Loss on remeasurement of Tax Receivable Agreement (d)	96	–	79	–
Acquisitions - transaction expense (e)	453	–	2,553	–
Acquisitions - pre-opening costs (f)	7,318	–	8,669	–
Adjusted EBITDA	$122,054	$90,284	$335,861	$252,134

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(as percentage of total revenue)	2017	2016	2017	2016

Net income margin	6.9%	6.9%	7.0%	6.6%
Other interest expense, net	0.9%	1.3%	0.9%	1.3%
Depreciation and amortization	0.7%	0.6%	0.7%	0.6%
Income tax expense	0.7%	0.2%	0.8%	0.2%
Subtotal EBITDA margin	9.1%	9.0%	9.5%	8.8%

Adjustments:
Loss (gain) on sale of assets (a)	(0.0%)	0.0%	(0.0%)	(0.0%)
Monitoring fee (b)	–	0.1%	–	0.1%
Equity-based compensation (c)	0.1%	–	0.1%	0.0%
Loss on remeasurement of Tax Receivable Agreement (d)	0.0%	–	0.0%	–
Acquisitions - transaction expense (e)	0.0%	–	0.1%	–
Acquisitions - pre-opening costs (f)	0.6%	–	0.3%	–
Adjusted EBITDA margin	9.9%	9.1%	9.9%	8.8%

_________________________________________________

(a)	Represents an adjustment to eliminate the losses and gains on sales of various assets.
(b)	Represents monitoring fees paid pursuant to a monitoring agreement to Crestview and Stephen Adams. The monitoring agreement was terminated on October 6, 2016 in connection with the IPO.
(c)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(d)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(e)

Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complimentary markets, including the Gander Mountain Acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, TheHouse.com, and W82.

(f)	Represents pre-opening store costs, including payroll costs, associated with the Gander Mountain Acquisition.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share

We define “Adjusted Pro Forma Net Income” as net income attributable to CWH adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units in CWGS, LLC (or the common unit equivalent of membership interests in CWGS, LLC for periods prior to the IPO) for newly-issued shares of Class A common stock of CWH and further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss (gain) on sale of assets, monitoring fees, equity-based compensation, gain on remeasurement of the Tax Receivable Agreement, acquisition related transaction expenses and pre-opening costs, other unusual or one-time items, and the income tax expense effect of (i) these adjustments and (ii) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO. We define “Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share” as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the full exchange of all outstanding common units in CWGS, LLC (or the common unit equivalent of membership interests in CWGS, LLC for periods prior to the IPO) for newly-issued shares of Class A common stock of CWH, (ii) the Class A common stock issued in connection with the IPO was outstanding as of January 1 of each year presented, and (iii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc. and weighted-average shares of Class A common stock outstanding — diluted:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands except per share amounts)	2017	2016	2017	2016
Numerator:
Net income attributable to Camping World Holdings, Inc.	$20,127	$68,416	$46,985	$189,602
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units in CWGS, LLC (a)	65,131	—	193,036	—
Loss (gain) on sale of assets (b)	(5)	21	(292)	(225)
Monitoring fee (c)	—	625	—	1,875
Equity-based compensation (d)	1,204	—	2,792	60
Loss on remeasurement of tax receivable agreement (e)	96	—	79	—
Acquisitions - transaction expense (f)	453	—	2,553	—
Acquisitions - pre-opening costs (g)	7,318	—	8,669	—
Income tax expense (h)	(25,676)	(24,300)	(75,888)	(70,078)
Adjusted pro forma net income	$68,648	$44,762	$177,934	$121,234
Denominator:
Weighted-average Class A common shares outstanding - diluted	88,452	—	85,947	—
Adjustments:
Assumed exchange of pre-IPO common unit equivalent of membership interests in CWGS, LLC (i)	—	71,900	—	72,157
Assumed issuance of Class A common stock in connection with IPO (j)	—	11,872	—	11,872
Dilutive options to purchase Class A common stock	219	—	140	—
Dilutive restricted stock units	128	—	82	—
Adjusted pro forma fully exchanged weighted average Class A common shares outstanding - diluted	88,799	83,772	86,169	84,029
Adjusted pro forma earnings per fully exchanged and diluted share	$0.77	$0.53	$2.06	$1.44

____________________

(a)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC in periods in which income was attributable to non-controlling interests.

(b)	Represents an adjustment to eliminate the losses and gains on sales of various assets.
(c)	Represents monitoring fees paid pursuant to a monitoring agreement to Crestview and Stephen Adams. The monitoring agreement was terminated on October 6, 2016 in connection with our IPO.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(e)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(f)

Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complimentary markets, including the Gander Mountain Acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, TheHouse.com, and W82.

(g)	Represents pre-opening store costs, including payroll costs, associated with the Gander Mountain Acquisition.
(h)

Represents the income tax expense effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO. This assumption uses an effective tax rate of 38.5% for the adjustments and the pass-through entity taxable income in periods prior to the IPO.

(i)	Represents the assumed exchange of pre-IPO membership interests in CWGS, LLC at their common unit equivalent amount.
(j)	Represents the assumption that the shares of Class A common stock issued in connection with the IPO were outstanding as of January 1 of each period.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP financial measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our existing senior secured credit facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited condensed consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP financial measures only supplementally. As noted in the tables above, certain of the Non-GAAP financial measures include adjustments for loss (gain) on sale of assets, monitoring fees, equity-based compensation, loss on remeasurement of the Tax Receivable Agreement, acquisition related transaction expenses and pre-opening costs, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. In addition, these certain Non-GAAP financial measures adjust for other items that we do not expect to regularly record in periods after the IPO, including monitoring fees. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

CONTACT:
Investor Relations:
ICR
John Rouleau / Rachel Schacter
203-682-8200
John.Rouleau@ICRinc.com / Rachel.Schacter@ICRinc.com
or
Media:
ICR
Jessica Liddell
203-682-8208
Jessica.Liddell@ICRinc.com